Exhibit 10.2

8180 Greensboro Drive

McLean, Virginia 22102

(the “Building”)

SEVENTH AMENDMENT OF LEASE

(“Seventh Amendment”)

EXECUTION DATE:	NOVEMBER 29th, 2011

LANDLORD:	Greensboro Park Property Owner LLC, a Delaware limited liability company, successor-in-interest to Greensboro Drive Property LLC, successor-in-interest to 8180 Greensboro, L.L.C.

TENANT:	CVENT, Inc., a Delaware corporation

EXISTING PREMISES:	A total of 50,104 rentable square feet consisting of the following spaces:

(i) An area on the fourth (4th) floor of the Building, consisting of 12,452 rentable square feet, as outlined on Exhibit A to the Lease;

(ii) An area on the fourth (4th) floor of the Building, consisting of 253 rentable square feet (formerly, 4,266 rentable square feet, of which 4,013 was surrendered to Landlord pursuant to the Fifth Amendment);

(iii) An area on the sixth (6th) floor of the Building, consisting of 10,485 rentable square feet, as shown on Exhibit A attached to the Second Amendment to Office Lease dated as of February 26, 2008;

(iv) An area on the sixth (6th) floor of the Building, consisting of 3,432 rentable square feet, as shown on Schedule A to the Fourth Amendment to Lease dated as of September 30, 2009; and

(v) An area on the ninth (9th) floor of the Building, consisting of 23,482 rentable square feet, as shown on Exhibit A to the Fifth Amendment of Lease dated as of August 5, 2010.

EXPANSION PREMISES:	Suite 421, which the parties agree is deemed to contain 4,075 rentable square feet of office Space on the fourth (4th) floor of the Building (“Expansion Premises A”) and

Suite 400 which the parties agree is deemed to contain 6,927 rentable square feet of office space on the fourth (4th) floor of the Building (“Expansion Premises B”)

DATE OF LEASE:	August 2, 2005

PREVIOUS LEASE AMENDMENTS:	Term Commencement Date Agreement dated as of May 17, 2006
First Amendment dated January 24, 2007 Commencement
Letter Agreement dated as of February 12, 2007
Second Amendment to Office Lease dated as of February 26, 2008
Third Amendment to Lease dated as of March 23, 2009
Fourth Amendment of Lease dated as of September 30, 2009
Fifth Amendment of Lease dated as of August 5, 2010 (the “Fifth Amendment”)
Sixth Amendment of Lease dated as of February 1, 2011 (the “Sixth Amendment”)

EXTENDED LEASE EXPIRATION DATE:	April 30, 2014

WHEREAS, Tenant desires to lease Expansion Premises A and Expansion Premises B (collectively, the “Expansion Premises”), upon the terms and conditions hereinafter set forth; and

WHEREAS, Landlord is willing to lease the Expansion Premises to Tenant upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, the parties hereby agree that the above-referenced lease, as previously amended (the “Lease”), is hereby further amended as follows:

1.	EXPANSION PREMISES A (Suite 421-4,075 rentable square feet)

Landlord hereby demises and leases to Tenant, and Tenant hereby hires and takes from Landlord, Expansion Premises A for a term commencing as of the Expansion Premises A Commencement Date, as hereinafter defined, and terminating on the Extended Lease Expiration Date set forth above. Said demise of Expansion Premises A shall be upon all of the same terms and conditions of the Lease, except as otherwise set forth herein. Tenant shall accept Expansion Premises A in its “as is” condition, without any obligation on the part of Landlord to provide any improvements to Expansion

Premises A and without any representation by Landlord to Tenant as to the condition of Expansion Premises A or the Building. Any alterations or improvements to Expansion Premises A necessary to prepare Expansion Premises A for Tenant’s occupancy shall be performed at Tenant’s sole cost and expense and in accordance with the terms and conditions set forth in the Lease, including, without limitation, Section 16 thereof.

A. Landlord shall deliver Expansion Premises A to Tenant immediately following the full execution and delivery of this Seventh Amendment, which is anticipated to occur on or about November 1, 2011. The “Expansion Premises A Commencement Date” shall be the date on which Landlord delivers Expansion Premises A to Tenant in its as-is condition, broom-clean, and free and clear of any occupants and their personal belongings.

B. The “Expansion Premises A Rent Commencement Date” shall be June 1, 2012.

C. Base Rent in respect of Expansion Premises A shall be as follows:

Time Period	Annual Base Rent		Monthly Base Rent	Base Rent Per Rentable Square Foot
Expansion Premises A Commencement Date through 5/31/12	$-0-		$-0-	$-0-
6/1/12 – 10/31/12	$128,362.50	*	$10,696.88	$31.50
11/1/12 – 10/31/13	$132,233.75		$11,019.48	$32.45
11/1/13 – 4/30/14	$136,186.50	*	$11,348.88	$33.42

*	Annualized.

D. Tenant’s Share in respect of Expansion Premises A shall be 1.660% (“Tenant’s Expansion Premises A Share”).

E. With respect to Expansion Premises A, the Base Year for Taxes and the Base Year for Expenses shall be the calendar year 2012.

F. Commencing January 1, 2013 and continuing thereafter throughout the Lease Term, Tenant shall pay, as Additional Rent, Tenant’s Expansion Premises A Share of Increased Operating Expenses and Tenant’s Expansion Premises A Share of Increased Tax Expenses with respect to Expansion Premises A in accordance with the terms of Section 4 of the Lease.

G. Upon the determination of the Expansion Premises A Commencement Date and the Expansion Premises A Rent Commencement Date, the parties shall enter into an agreement confirming said dates. Effective on the Expansion

Premises A Commencement Date, the “Premises” shall be defined as the Existing Premises and Expansion Premises A and shall then contain a total of 54,179 rentable square feet.

2.	EXPANSION PREMISES B (Suite 400-6,927 rentable square feet)

Landlord hereby demises and leases to Tenant, and Tenant hereby hires and takes from Landlord, Expansion Premises B for a term commencing as of the Expansion Premises B Commencement Date, as hereinafter defined, and terminating on the Extended Lease Expiration Date set forth above. Said demise of Expansion Premises B shall be upon all of the same terms and conditions of the Lease, except as otherwise set forth herein. Tenant shall accept Expansion Premises B in its “as is” condition, without any obligation on the part of Landlord to provide any improvements to Expansion Premises B and without any representation by Landlord to Tenant as to the condition of Expansion Premises B or the Building. Any alterations or improvements necessary to prepare Expansion Premises B for Tenant’s occupancy shall be performed at Tenant’s sole cost and expense and in accordance with the terms and conditions set forth in the Lease, including, without limitation, Section 16 thereof.

A. Landlord shall deliver Expansion Premises B to Tenant on October 1, 2012, except that Tenant shall have the right to accelerate the date on which Landlord shall deliver Expansion Premises B to Tenant to a date that (i) is not before April 1, 2012, and (ii) is not more than thirty (30) days after Tenant’s notice (“Tenant’s Early Delivery Request”) to Landlord specifying such earlier date. The “Expansion Premises B Commencement Date” shall be the date on which Landlord delivers Expansion Premises B to Tenant in its as-is condition, broom-clean, and free and clear of any occupants and their personal belongings.

B. The “Expansion Premises B Commencement Date” shall be the date that is ninety (90) days after the Expansion Premises B Delivery Date.

C. The “Expansion Premises B Rent Commencement Date” shall be the later of (i) April 1, 2013 or (ii) the date that is ninety (90) days after the Expansion Premises B Commencement Date. Tenant shall have no obligation to pay Base Rent with respect to Expansion Premises B for the period commencing as of Expansion Premises B Delivery Date and ending on the day before the Expansion Premises B Rent Commencement Date. Notwithstanding the foregoing, if the Expansion Premises B Delivery Date occurs prior to October 1, 2012, then commencing on the Expansion Premises B Commencement Date (which, by way of example only, would be June 30, 2012 if the Expansion Premises B Delivery Date were April 1, 2012) and continuing through December 31, 2012, Tenant shall pay to Landlord Base Rent with respect to Expansion Premises B at a per diem rate of $298.90 (calculated at the rate of $15.75 per rentable square foot per annum).

D. Base Rent in respect of Expansion Premises B shall be as follows:

Time Period	Base Annual Rent		Base Monthly Rent	Base Rent Per Rentable Square Foot
Expansion Premises B Commencement Date through the day before the Expansion Premises B Rent Commencement Date	$-0-	*	$-0-	$-0-
Expansion Premises B Rent Commencement Date through 10/31/13	$224,781.15	**	$18,731.76	$32.45
11/1/13 – 4/30/14	$231,500.34	**	$19,291.70	$33.42

*	subject to the provisions of Section 2.C. above
**	Annualized.

E. Tenant’s Share in respect of Expansion Premises B shall be 2.821% (“Tenant’s Expansion Premises B Share”).

F. With respect to Expansion Premises B, the Base Year for Taxes and the Base Year for Expenses shall be the calendar year 2013.

G. Commencing as of January 1, 2014 and continuing thereafter throughout the Lease Term, Tenant shall pay, as Additional Rent, Tenant’s Expansion Premises B Share of Increased Operating Expenses and Tenant’s Expansion Premises B Share of Increased Tax Expenses with respect to Expansion Premises B in accordance with the terms of Section 4 of the Lease.

H. Upon the determination of the Expansion Premises B Commencement Date and the Expansion Premises B Rent Commencement Date, the parties shall enter into an agreement confirming said dates. Effective on the Expansion Premises B Commencement Date, the Premises shall be defined as the Existing Premises, Expansion Premises A, and Expansion Premises B, and shall then contain a total of 61,106 rentable square feet.

3.	TENANT’S SEVENTH AMENDMENT WORK

A. Any and all improvements to the Expansion Premises shall be performed by Tenant, at Tenant’s sole cost and expenses (“Tenant’s Expansion Premises Work”). As part of Tenant’s Expansion Premises Work, Tenant shall be required to install a transfer duct along the demising wall that connects Expansion Premises A to Tenant’s existing premises on the fourth (4th) floor of the Building.

B. In addition to Tenant’s Expansion Premises Work, Tenant shall renovate the common area restrooms on both the fourth (4th) and ninth (9th) floors of the Building (the “Restroom Upgrades”) in accordance with plans and specifications to be prepared by Tenant and submitted to Landlord for approval, following the procedure set forth below. Tenant shall perform the Restroom Upgrades in good and workmanlike manner using either (i) the current Building standard finishes or (ii) comparable similar finishes (subject to Landlord’s reasonable prior approval). The Restroom Upgrades shall be performed in accordance with the terms and provisions of Section 16 of the Lease and with all applicable laws, ordinances, orders, rules and regulations (state, federal, municipal or promulgated by other agencies or bodies having jurisdiction) related to the Building, including, without limitation, the Americans with Disabilities Act. Tenant shall complete the Restroom Upgrades within eighteen (18) months of the Execution Date of this Seventh Amendment.

C. Tenant’s Expansion Premises Work and the Restroom Upgrades are collectively hereinafter referred to as “Tenant’s Seventh Amendment Work”.

D. Tenant shall be solely responsible for the preparation of the final architectural, electrical and mechanical construction drawings, plans and specifications (called “plans”) necessary to complete Tenant’s Seventh Amendment Work, which plans shall be subject to reasonable approval by Landlord’s architect and engineers and shall comply with their requirements to avoid aesthetic or other conflicts with the design and function of the balance of the Building. Landlord’s approval is solely given for the benefit of Landlord, and neither Tenant nor any third party shall have the right to rely upon Landlord’s approval of Tenant’s plans for any purpose whatsoever other than Tenant’s authority to proceed with the Tenant’s Seventh Amendment Work. Landlord’s architects and engineers shall respond to any plan submission by Tenant within five (5) days after Landlord’s receipt thereof. In the event Landlord’s architect’s or engineers’ approval of Tenant’s plans is withheld or conditioned, Landlord shall send written notification thereof to Tenant and include a reasonably detailed statement identifying the reasons for such refusal or condition, and Tenant shall promptly have the plans revised by its architect to incorporate all reasonable objections and conditions presented by Landlord and shall resubmit such plans to Landlord. Such process shall be followed until the plans shall have been approved by Landlord’s architect and engineers without unreasonable objection or condition. Without limiting the foregoing, Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Expansion Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. If requested by Tenant, Landlord’s architect will prepare the plans necessary for such construction at Tenant’s cost. Whether or not the layout and plans are prepared with the help (in whole or in part) of Landlord’s architect, Tenant agrees to remain solely responsible for the timely preparation and submission of all such plans and for all elements of the design of such plans and for all costs related thereto. (The word “architect” as used in this Seventh Amendment shall include an interior designer or space planner.)

Tenant shall pay Landlord an oversight fee equal to one percent (1%) of the hard costs incurred in the performance of Tenant’s Seventh Amendment Work, which fee shall cover services provided by Landlord, including qualification of Tenant’s contractors, reviewing plans and construction schedules and coordinating Building services and base Building “tie-ins” impacted by Tenant’s Seventh Amendment Work. Tenant shall select a general contractor and subcontractors subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.

4.	Allowances for Restroom Upgrades

Upon the Execution Date of this Seventh Amendment, Landlord shall provide Tenant with (i) an allowance of $90,000.00 for the renovation of the ninth (9th) floor common area restrooms (the “9th Floor Allowance”) and (ii) an allowance of $90,000.00 for the renovation of the fourth (4th) floor common area restrooms (the “4th Floor Allowance”). In the event the cost of the Restroom Upgrade for the ninth (9th) floor is less than the 9th Floor Allowance, Tenant may apply up to $13,500.00 of the unused 9th Floor Allowance for the hard costs incurred by Tenant in providing leasehold improvements elsewhere within the Premises (“Additional Improvements”), and in the event the cost of the Restroom Upgrade for the fourth (4th) floor is less than the 4th Floor Allowance, Tenant may apply up to $13,500.00 of the unused 4th Floor Allowance toward the hard costs incurred by Tenant in providing any Additional Improvements. Tenant shall pay Landlord an oversight fee equal to one percent (1%) of the hard costs incurred in the performance of any such Additional Improvements. Landlord’s payment of the 9th Floor Allowance and the 4th Floor Allowance shall be made in accordance with the terms set forth in Sections 2.2(b), (c) and (d) of the First Amendment, except that Landlord shall have no obligation to pay the Floor Allowance or the 4th Floor Allowance in respect of any requisition submitted after the date that is twenty (20) months of the Execution Date of this Seventh Amendment.

5.	PARKING

In addition to the parking privileges set forth in Exhibit F (Parking) of the Lease, as previously amended, with respect to the Expansion Premises, Tenant shall be entitled to the use of additional parking spaces as set forth below:

Expansion Premises	Number of Spaces	Current Cost	Comment
Unreserved Garage (Expansion Premises A) on the Expansion Premises A Commencement Date	14	$60.00 per month	Abated from the Expansion Premises A Commencement Date through February 2013
Unreserved Garage (Expansion Premises B) on the Expansion Premises B Commencement Date	24	$60.00 per month	Abated from the Expansion Premises B Commencement Date through August 2013

6.	INAPPLICABLE/DELETED LEASE PROVISIONS

A. The parties hereby acknowledge that the Corridor Work defined in Section 2(F) and Exhibit A, Sixth Amendment, of the Sixth Amendment, was intentionally not performed; therefore, said Section 2(F) and Exhibit A, Sixth Amendment, are hereby deleted in their entirety and are of no further force and effect.

B. Addendum No. 2 of the Lease (Right of First Offer), as modified by Section 12 of the Second Amendment, is hereby deleted in its entirety and is of no further force and effect.

7.	BROKER

Landlord and Tenant each represent and warrant that it has not directly or indirectly dealt, with respect to this Seventh Amendment, with any broker or had its attention called to the Expansion Premises or other space to let in the Building, etc., by anyone other than McBride Real Estate Services (“McBride”) and Jones Lang LaSalle (“JLL”) (the “Brokers”). Landlord and Tenant each agrees to defend, exonerate and save harmless and indemnify the other and anyone claiming by, through or under such party against any claims from anyone other than the Brokers for a commission arising out of the execution and delivery of this Seventh Amendment. Landlord shall pay JLL a leasing commission pursuant to the terms of a separate agreement between Landlord and JLL, and JLL shall pay McBride a leasing commission pursuant to the terms of a separate agreement between JLL and McBride.

8.	MISCELLANEOUS

Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect. In case of any inconsistency between the provisions of the Lease and this Seventh Amendment, the provision of this Seventh Amendment shall govern and control. Capitalized terms used in this Seventh Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Seventh Amendment.

[Signatures appear on the following page]

EXECUTED UNDER SEAL as of the date first above written.

LANDLORD:

GREENSBORO PARK PROPERTY OWNER LLC,
a Delaware limited liability company

By:	/s/ Jeffrey L. Kovach
	Name:	Jeffrey L. Kovach
	Title:	Managing Director

Date Signed:	11/29/11

TENANT:

CVENT, INC.,
a Delaware corporation

By:	/s/ THOMAS G KRAMER
	Name:	THOMAS G KRAMER
	Title:	CFO
Hereunto Duly Authorized

Date Signed:	11/1/11

EXHIBIT A, SEVENTH AMENDMENT

EXPANSION PREMISES